THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE AGREEMENT (the "Third Amendment") is entered into as of the 13 day of March, 2014, by and between PROLOGIS, a Maryland real estate investment trust ("Landlord") and SPEED COMMERCE, INC., f/k/a NAVARRE CORPORATION, a Minnesota corporation ("Tenant").

WITNESSETH:

WHEREAS, Landlord and Tenant have entered into a Lease dated February 1, 2013, as amended by that certain First Amendment to Lease Agreement dated February 15, 2013, as amended by that certain Second Amendment to Lease Agreement dated January 22, 2014, pursuant to which Landlord leased to Tenant certain premises consisting of approximately 766,633 square feet located at 175 Heritage Drive, Etna Township, Ohio 43062 (the "Premises"), such lease, as heretofore modified, being herein referred to as the "Lease".

WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions set forth below.

AGREEMENT:

NOW THEREFORE, in consideration of the Premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Tenant wishes to expand early into the Phase II Premises, which consists of 271,633 sf.

2. The Commencement Date for the Phase II Premises is August 1, 2014 and the Monthly Base Rent for the Phase II Premises shall be $73,340.91 for the period of August 1, 2014 through December 31, 2014.

3. Effective August 1, 2014, Tenant's proportionate share of the Project and Building shall be 100%. Tenant shall not be responsible for Operating Expense payments until October 1, 2014 per the Lease.

4. Except as otherwise expressly provided herein, all defined terms used in this Third Amendment shall have the same respective meanings as are provided for such defined terms in the Lease.

5. Insofar as the specific terms and provisions of this Third Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Third Amendment shall govern and control; in all other respects, the terms, provisions and exhibits of the Lease shall remain unmodified and in full force and effect.

6. Landlord and Tenant hereby agree that (i) this Third Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Third Amendment, and (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove.

7. Any obligation or liability whatsoever of Prologis, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

IN WITNESS WHEREOF, the parties hereto have signed this Third Amendment as of the day and year first above written.

TENANT:
SPEED COMMERCE, INC.
A Minnesota Corporation

By: [signature]
Name: Terry J. Tuttle
Title: Chief Financial Officer

LANDLORD:
PROLOGIS
a Maryland real estate investment trust

By: [signature]
Name: Brian N. Marsh
Title: Senior Vice President